UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2006

BALL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000

Broomfield, Colorado 80021-2510

(Address of principal executive offices) (Zip Code)

(303) 469-3131

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Indenture and First Supplemental Indenture

On March 27, 2006, Ball Corporation completed the sale of $450,000,000 aggregate principal amount of 6.625% senior notes due 2018 (the “Notes”). The Notes were issued under an Indenture, dated March 27, 2006 (the “Base Indenture”), among Ball Corporation and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated March 27, 2006 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among Ball Corporation, the guarantors named therein and the Trustee. The Indenture and the form of note, which is attached as an exhibit to the Indenture, provides, among other things, that the Notes will be senior unsecured obligations of Ball Corporation.

Interest is payable on the Notes on March 15 and September 15 of each year beginning on September 15, 2006 until their maturity date of March 15, 2018. Ball Corporation may redeem some or all of the Notes at any time prior to March 15, 2011 at a price equal to 100% of the principal amount of Notes redeemed plus an applicable make-whole premium. On or after March 15, 2011, Ball Corporation may redeem all or a portion of the Notes at redemption prices set forth in the Supplemental Indenture. In addition, at any time prior to March 15, 2009, Ball Corporation may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 106.625% of the principal amount of the Notes redeemed with the net proceeds of certain equity offerings.

Ball Corporation’s payment obligations under the Notes are fully and unconditionally guaranteed on an unsecured senior basis by its existing and future material domestic subsidiaries, other than certain excluded subsidiaries and unrestricted subsidiaries. The Notes are not guaranteed by any of Ball Corporation’s foreign subsidiaries.

The terms of the Indenture, among other things, limit the ability of Ball Corporation to: incur additional debt and issue preferred stock; pay dividends or make other restricted payments; make certain investments; create liens; allow restrictions on the ability of certain of its subsidiaries to pay dividends or make other payments to it; sell assets; merge or consolidate with other entities; and enter into transactions with affiliates.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the failure to pay certain final judgments; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding series of Notes may declare all the Notes of such series to be due and payable immediately.

A copy of the Base Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Supplemental Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Indenture is qualified in its entirety by reference to such exhibits.

New Senior Credit Facility

On March 27, 2006, Ball Corporation, Ball European Holdings S.ar.l., various financial institutions party thereto as lenders, Deutsche Bank AG, New York Branch, as administrative agent for the lenders, and Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers, entered into an amendment to Ball Corporation’s existing credit agreement, dated as of October 13, 2005, which amendment, among other things, provides for a new $500 million secured term loan facility which will terminate on October 13, 2011 (the “Term D Loan Facility”).

The following is a description of the material terms that are included in the Term D Loan Facility.

Amortization

The loans under the Term D Loan Facility are amortized quarterly from December 31, 2007, through the date of maturity according to the following schedule:

Year	Percentage
2008	10.00%
2009	10.00%
2010	20.00%
2011	60.00%

Interest

For purposes of calculating interest, loans under the Term D Loan Facility are designated as eurocurrency rate loans or, in certain circumstances, base rate loans.

Eurocurrency rate loans that are U.S. dollar denominated bear interest at the interbank eurocurrency rate plus a borrowing margin as described below. Eurocurrency rate loans that are non-U.S. dollar denominated bear interest at the LIBOR rate for Sterling and EURIBOR rate for Euros plus a borrowing margin as described below. Interest on eurocurrency rate loans is payable at the end of the applicable interest period in the case of interest periods of one, two or three months and every three months in the case of interest periods of six months or longer.

Base rate loans bear interest at (a) the greater of (i) the rate most recently announced by Deutsche Bank as its “prime rate” or (ii) the federal funds rate plus 1/2 of 1% per annum; plus (b) a borrowing margin as described below. Interest on base rate loans is payable quarterly in arrears.

Ratings (S&P/Moody’s)	Eurocurrency Rate Loans	Base Rate Loans
BBB-/Baa3 or better	0.75%	0%
BB+/Ba1	0.875%	0%
BB/Ba2	1.125%	0.125%
BB-/Ba3 or worse	1.375%	0.375%

Security and Guarantees

The Term D Loan Facility is guaranteed by Ball Corporation and all of its present and future material domestic subsidiaries and is secured by a valid first priority perfected lien or pledge on the capital stock securing the facilities (but not the capital stock securing only the indebtedness of the foreign subsidiary borrowers) under Ball Corporation’s existing credit agreement.

Covenants, Mandatory Prepayments, Events of Default

The Term D Loan Facility is subject to the same covenants, mandatory prepayment provisions and events of default applicable to Ball Corporation’s existing credit facilities under its credit agreement.

A copy of the Amendment to Ball Corporation’s existing credit agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the amendment is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The disclosures under Item 1.01(a) of this Current Report on Form 8-K relating to the Indenture, the Notes and the New Senior Credit Facility are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Securities

On March 27, 2006, in connection with the acquisition of the United States and Argentinean operations of U.S. Can Corporation pursuant to an agreement and plan of merger, dated February 14, 2006, Ball Corporation issued an aggregate of 758,961 shares of its common stock, representing less than 1% of the outstanding shares of Ball Corporation common stock. The issuance of these securities was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated March 27, 2006, among Ball Corporation and The Bank of New York Trust Company, N.A.

4.2	First Supplemental Indenture, dated March 27, 2006, among Ball Corporation, the guarantors named therein and The Bank of New York Trust Company, N.A.

4.3	Form of 6.625% Senior Note due 2018 (included Exhibit 4.2 filed herewith).

10.1

First Amendment to Credit Agreement, dated March 27, 2006, by and among Ball Corporation, Ball European Holdings S.ar.l., various financial institutions party thereto as lenders, Deutsche Bank AG, New York Branch, as administrative agent for the lenders, and Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers, amending the Credit Agreement, dated October 13, 2005, among Ball Corporation, Ball European Holdings S.ar.l., Ball Packaging Products Canada Corp. and each other subsidiary borrower, Deutsche Bank AG, New York Branch, as a lender, administrative agent and collateral agent and The Bank of Nova Scotia, as the Canadian administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2006	BALL CORPORATION

	By:	/s/ Raymond J. Seabrook
Name: Raymond J. Seabrook
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated March 27, 2006, among Ball Corporation and The Bank of New York Trust Company, N.A.

4.2	First Supplemental Indenture, dated March 27, 2006, among Ball Corporation, the guarantors named therein and The Bank of New York Trust Company, N.A.

4.3	Form of 6.625% Senior Note due 2018 (included Exhibit 4.2 filed herewith).

10.1

First Amendment to Credit Agreement, dated March 27, 2006, by and among Ball Corporation, Ball European Holdings S.ar.l., various financial institutions party thereto as lenders, Deutsche Bank AG, New York Branch, as administrative agent for the lenders, and Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers, amending the Credit Agreement, dated October 13, 2005, among Ball Corporation, Ball European Holdings S.ar.l., Ball Packaging Products Canada Corp. and each other subsidiary borrower, Deutsche Bank AG, New York Branch, as a lender, administrative agent and collateral agent and The Bank of Nova Scotia, as the Canadian administrative agent.